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                                                                    EXHIBIT 99.3


                                 PROMISSORY NOTE

$1,000,000.00                                                   January 29, 2003

        FOR VALUE RECEIVED, HANDSPRING FACILITY COMPANY, LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of M-F DOWNTOWN SUNNYVALE, LLC, a Delaware limited liability company ("Payee"), the principal amount of One Million and 00/100ths Dollars ($1,000,000.00), without interest (except for default interest as set forth below).

        Principal shall be due and payable in its entirety on January 29, 2004.

        Failure by Maker to pay any principal when due shall constitute an event of default under this Note. Upon the occurrence of an event of default under this Note, default interest shall thereafter accrue on the principal amount outstanding at the rate of ten percent (10%) per annum from the date said payment is due until the date of payment to Payee.

        If Maker shall fail to pay any principal or default interest hereunder when due, Maker shall be obligated to pay Payee for all costs and expenses of collection, including, without limitation, Payee's attorney's fees.

        All notices to Maker shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, delivered personally, or transmitted by facsimile with a hard copy sent within one business day thereafter by any of the foregoing means (provided that the facsimile copy will determined the date on which such notice is "received") addressed to Maker c/o Handspring, Inc., 189 Bernardo Avenue, Mountain View, CA 94043-5203, Attention: David Pine, Facsimile: (650) 230-5477. Such notice shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made, or upon the date on which the notifying party receives electronic confirmation of facsimile delivery.

        Presentment, demand, protest, notices of protest and dishonor of this Note and all notices of every kind except for the demand referred to above, are hereby waived.

        The principal balance of this Note may be prepaid, in whole or in part, at any time without penalty.

        This Note and all provisions hereof shall be binding upon Maker and all persons claiming under or through Maker, and shall inure to the benefit of Payee, together with its successors and assigns, including each owner and holder from time to time of this Note.

        Maker and Payee (by its acceptance hereof), to the fullest extent that they may lawfully do so, hereby waive any right to a trial by jury in any action or proceeding to enforce or defend any right under this Note or any indebtedness document or relating thereto or arising from the


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lending relationship which is the subject of this guaranty, including without limitation any tort action, and agree that any such action or proceeding shall be tried before a court and not before a jury. Maker further acknowledges that
(i) it has read and understands the meaning and ramifications of this waiver, and (ii) this waiver is a material inducement for Payee to consummate the transaction giving rise to this Note. Maker hereby agrees that this agreement constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631. Maker does hereby constitute and appoint Payee its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Payee, in the name, place and stead of Maker, to file this agreement with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

        This Note has been executed and delivered by Maker in the State of California and is to be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Note, Maker hereby consents to the jurisdiction and venue of any court of competent jurisdiction within the State of California.

                                     HANDSPRING FACILITY COMPANY,
                                     LLC, a Delaware limited liability company

                                     By:    Handspring, Inc., a Delaware
                                            corporation, its Managing Member

                                            By:    /s/ Donna Dubinsky
                                                   ________________________
                                                       Donna Dubinsky
                                                   ________________________
                                                       Its CEO
                                                       ________________


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